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Exhibit 25.1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST
INDENTURE ACT OF 1939 OF A CORPORATION
DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
TRUSTEE PURSUANT TO SECTION 305(b)(2) ☐

THE BANK OF NEW YORK TRUST COMPANY, N.A.
(Exact name of Trustee as specified in its charter)

95-3571558
(Jurisdiction of incorporation if not a U.S. national bank)	(I.R.S. Employer Identification No.)
700 South Flower Street, Suite 500
Los Angeles, California	90017
(Address of principal executive offices)	(Zip code)

ECOLAB INC.
(Exact name of obligor as specified in its charter)

Delaware	41-0231510
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)
370 Wabasha Street North
St. Paul, Minnesota	55102
(Address of principal executive offices)	(Zip code)

Debt Securities
(Title of the indenture securities)

Item 1.    General Information.

        Furnish the following information as to the Trustee:

  (a)
  Name and address of each examining or supervising authority to which it is subject.

    Comptroller of the Currency, Washington, D.C. 20219

    Federal Reserve Bank, San Francisco, California 94105

    Federal Deposit Insurance Corporation, Washington, D.C., 20429

  (b)
  Whether it is authorized to exercise corporate trust powers.

    Yes.

Item 2.    Affiliations with Obligor.

        If the obligor is an affiliate of the Trustee, describe each such affiliation.

        None.

        Pursuant to General Instruction B of the Form T-1, no responses are included for Items 3-15 of this Form T-1 because the Obligor is not in default as provided under Item 13.

Item 16.    List of Exhibits.

        Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

  1.
  A copy of the articles of association of The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948).

  2.
  A copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

  3.
  A copy of the authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-121948).

  4.
  A copy of the existing by-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121948).

  6.
  The consent of the Trustee required by Section 321(b) of the Act.

  7.
  A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, The Bank of New York Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Chicago, and State of Illinois on the 1st day of February, 2008.

THE BANK OF NEW YORK TRUST COMPANY, N.A.
By:	/s/ BENITA A. VAUGHN
	Name:	Benita A. Vaughn
	Title:	Vice President

EXHIBIT 6

The consent of the Trustee required by Section 321 (b) of the Act

February 1, 2008

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

        In connection with the qualification of an indenture between Ecolab Inc. and The Bank of New York Trust Company, N.A., as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal, State, Territorial, or District authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

The Bank of New York Trust Company, N.A.
By:	/s/ BENITA A. VAUGHN
	Name:	Benita A. Vaughn
	Title:	Vice President

EXHIBIT 7

Consolidated Report of Condition of
THE BANK OF NEW YORK TRUST COMPANY, N.A.
of 700 South Flower Street, Suite 200, Los Angeles, CA 90017

        At the close of business September 30, 2007, published in accordance with Federal regulatory authority instructions.

Dollar Amounts in Thousands
ASSETS
Cash and balances due from
depository institutions:
Noninterest-bearing balances and currency and coin	11,268
Interest-bearing balances	0
Securities:
Held-to-maturity securities	40
Available-for-sale securities	115,996
Federal funds sold and securities
purchased under agreements to resell:
Federal funds sold	49,900
Securities purchased under agreements to resell	108,174
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance	0
Trading assets	0
Premises and fixed assets (including
capitalized leases)	12,972
Other real estate owned	0
Investments in unconsolidated
subsidiaries and associated
companies	0
Not applicable
Intangible assets:
Goodwill	871,685
Other Intangible Assets	308,586
Other assets	148,668

Total assets	$1,627,289

LIABILITIES
Deposits:
In domestic offices	2,567
Noninterest-bearing	2,567
Interest-bearing	0
Not applicable
Federal funds purchased and securities
sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness
and obligations under capitalized
leases)	168,691
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	148,215
Total liabilities	319,473
Minority interest in consolidated subsidiaries	0
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	1,121,520
Retained earnings	184,893
Accumulated other comprehensive
income	403
Other equity capital components	0
Total equity capital	1,307,816

Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)	1,627,289

        I, Karen Bayz, Vice President of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Karen Bayz	)	Vice President

        We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Michael K. Klugman, President	)
Frank P. Sulzberger, MD	)	Directors (Trustees)
William D. Lindlehoff, Vice President	)

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  Exhibit 25.1
SIGNATURE
  EXHIBIT 6
  EXHIBIT 7